UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

c/o Medtronic, Inc. 710 Medtronic Parkway Minneapolis, Minnesota 55432		55432
(Address of principal executive offices)		(Zip code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by HeartWare International, Inc., a Delaware corporation (the “Company”), on June 27, 2016, the Company entered into an Agreement and Plan of Merger, dated June 27, 2016 (the “Merger Agreement”), with Medtronic, Inc., a Minnesota corporation (“Parent”), and Medtronic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on July 26, 2016, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), for $58.00 per Share (the “Offer Price”), paid to the holder of such Share in cash, without interest, and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 26, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Medtronic plc, Parent and Purchaser on July 26, 2016.

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on August 23, 2016 (the “August 23 8-K”), the Offer and withdrawal rights expired immediately after 11:59 P.M. Eastern time on August 22, 2016. On August 23, 2016, following consummation of the Offer and the satisfaction of all other conditions to the merger in accordance with the Merger Agreement, Purchaser merged with and into the Company, with the Company being the surviving corporation, pursuant to Section 251(h) of the Delaware General Corporation Law (the “Merger”).

As further disclosed in the August 23 8-K, in connection with the closing of the Merger, the Company and Wilmington Trust, National Association (the “Trustee”) entered into a Third Supplemental Indenture, dated as of August 23, 2016 (the “Third Supplemental Indenture”), to the Indenture dated as of December 15, 2010 (as amended and supplemented to date, the “Indenture”), between the Company and the Trustee (as successor-in-interest to Wilmington Trust FSB), relating to the Company’s 3.50% Convertible Senior Notes due 2017 (the “2017 Notes”) and the Company’s 1.75% Convertible Senior Notes due 2021 (the “2021 Notes,” and together with the 2017 Notes, the “Notes”). The First Supplemental Indenture, dated as of December 15, 2010 (the “First Supplemental Indenture”), between the Company and the Trustee (as successor-in-interest to Wilmington Trust FSB), relating to the 2017 Notes, the Second Supplemental Indenture, dated as of May 13, 2015 (the “Second Supplemental Indenture”), between the Company and the Trustee, relating to the 2021 Notes, and the Third Supplemental Indenture are each referred to herein as a “Supplemental Indenture.”

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the consummation of the Offer, the completion of the Merger and the delisting of the Shares from The Nasdaq Stock Market LLC, a “Fundamental Change” and a “Make-Whole Fundamental Change,” each as defined under the First Supplemental Indenture and the Second Supplemental Indenture, as applicable, occurred on August 23, 2016 with respect to the Notes. As a result, each holder of the Notes (each, a “Holder”) has the right (the “Fundamental Change Repurchase Right”), at the Holder’s option, to require the Company to repurchase for cash such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on September 27, 2016 (the “Fundamental Change Repurchase Date”). The repurchase price to be paid by the Company for Notes validly surrendered and not validly withdrawn is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date.

In addition, and notwithstanding the Fundamental Change Repurchase Right, pursuant to the terms and conditions of the Indenture, the Notes are convertible, at the option of the Holder, at any time until 5:00 p.m. Eastern time on September 27, 2016 (the “Conversion Period”). The Company’s conversion obligation with respect to Notes that are converted prior to the end of the Conversion Period will be fixed at an amount in cash equal to the Conversion Rate (as defined with respect to each series of Notes in the applicable Supplemental Indenture) of 10.0000 for each of the 2017 Notes and 2021 Notes, multiplied by $58.00. Based on the per share cash consideration paid in the Merger, the Conversion Rate will not change as a result of the Merger. Accordingly, the value that a Holder will receive if such Holder converts the Notes prior to the end of the Conversion Period will be substantially less than the funds such Holder would receive if such Holder validly exercised the Fundamental Change Repurchase Right.

Assuming that each Holder exercised the Fundamental Change Repurchase Right, the Company would be obligated to make aggregate payments of approximately $244.3 million.

Assuming that each Holder exercised the conversion right in connection with the Fundamental Change, the Company would be obligated to make aggregate payments of approximately $142.0 million.

The right of Holders to convert their Notes is separate from the Fundamental Change Repurchase Right. Holders may only exercise one of either the Fundamental Change Repurchase Right or the conversion right.

This filing is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The offer to repurchase the Notes pursuant to the Fundamental Change Repurchase Right is being made only pursuant to a Tender Offer Statement on Schedule TO (including a Fundamental Change Repurchase Right Notice, Notice of Right to Convert, Notice of Entry into Supplemental Indenture and Offer to Repurchase, dated August 26, 2016) that the Company has filed with the SEC and will distribute to Holders. Holders and investors should read carefully the Tender Offer Statement on Schedule TO because it contains important information, including the various terms of, and conditions to, the Fundamental Change Repurchase Right. Holders may obtain these documents free of charge from the SEC’s website at www.sec.gov or by contacting Parent at investor.relations@medtronic.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2016

HEARTWARE INTERNATIONAL, INC.

By:	/s/ Keyna P. Skeffington
Name:	Keyna P. Skeffington
Title:	Vice President and Secretary